SERVICE AGREEMENT

This Agreement is made effective on the 26th day of September, 2008 BETWEEN

1. **CENTURY HEALTH MEDICAL LIMITED** ("CHML"), whose principal place of business is at 11/F, Tower A, Soho New Town, No. 88 Jianguo Road, Chaoyang District, Beijing, China; and

2. **CHINA MULTIMEDIA, INC.** of ("CMI" or "Indroducer"), whose principal place of business is at Room 2213-14, 22/F, Jardine House, 1 Connaught Place, Central, Hong Kong.

Whereas:

a) CHML is a leading research and development company, engaging in the sale and distribution of the first and only proprietary Chinese Medicine Acquired Immunodeficiency Syndrome (AIDS) capsules ("AIDS Capsule") and its further developed related anti-AIDS medicines and other pharmaceutical products in China.

b) CMI is a company established to provide web design solutions to company and introduce potential business opportunities to business partners;

c) The purpose of this agreement is to establish the basis under which introductions are made and it is agreed as follows;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the adequacy and receipt of which is hereby acknowledged, and in consideration for the Commission and Fees to be paid to CMI by CHML in accordance with the terms hereof, the parties intending to be legally bound hereby agree as follows:

Article 1 – Key Terms

1.1 Services

CMI shall provide the following services ("Services") to CHML in accordance with the terms and conditions of this Agreement:

To meet the needs of CHML, CMI has maintained a list of professional web designers (the "Freelance Designers") who have provided us with a full range of website templates specially designed for different business sectors. CMI will provide CHML with an affordable website template that is suitable to their business needs. If CHML request websites with more advanced functions than the template CMI provides, CMI will introduce CHML to suitable Freelance Designers to meet the specific web design needs of CHML. All the Freelance Designers CMI works with possess relevant knowledge and necessary skill to provide such customized services.

1.2 Delivery of the Services

a) **Start date:** CMI shall commence the provision of the Services on 26th September, 2008

b) **Completion date:** CMI shall complete to provide the Services by 31st December, 2008 ("Completion Date").

c) **Key Dates:** CMI agrees to provide the following parts of the Services at the specific dates set out below:

First Draft of the template: 30th October, 2008
Second Draft of the webpage design: 17th December, 2008

1.3 Fees

As consideration for the provision of the Services by CMI, the fee for the provision of the Services is US$7,700 ("Fees") (equivalent to HK$60,000).

1.4 Payment

a) CMI shall invoice CHML for the Services that it has provided to CHML after the Completion Date.

b) The fees will be paid in one payment upon completion of the services.

c) CHML shall pay such invoices within thirty (30) days of their receipt from CMI.

d) The method of payment of the Fees by CHML to CMI shall be by:

Cheque sent to the following address:
Room 2213-14, 22/F, Jardine House, 1 Connaught Place, Central, Hong Kong

The Cheque should be crossed and made payable to "China Multimedia, Inc.".

e) Any charges payable under this Agreement are exclusive of any applicable taxes, tariff surcharges or other like amounts assessed by any governmental entity arising as a result of the provision of the Services by CMI to CHML under this Agreement and such shall be payable by CHML to CMI in addition to all other charges payable hereunder.

Article 2 – General terms

2.1 Intellectual Property Rights

CMI agrees to grant CHML a non-exclusive, irrevocable, royalty free licence to use, copy and modify any elements of the Material not specifically created for CHML as part of the Services. In respect of the Material specifically created for CHML as part of the Services, CMI assigns the full title guarantee to CHML and any all of the copyright, other intellectual property rights and any other data or material used or subsisting in the Material whether finished or unfinished. If any third party intellectual property rights are used in the Material CMI shall ensure that it has secured all necessary consents and approvals to use such third party intellectual property rights for CMI and CHML. For the purposes of this Clause 2.1, "Material" shall mean the materials, in whatever form, used by CMI to provide the Services and the products, systems, programs or processes, in whatever form, produced by CMI pursuant to this Agreement.

2.2 Warranty

a. CMI represents and warrants that:

   i. it will perform the Services with reasonable care and skill; and

   ii. the Services and the Materials provided by CMI to CHML under this Agreement will not infringe or violate any intellectual property rights or other right of any third party.

2.3 Limitation of liability

a. Subject to CHML's obligation to pay the Price to CMI, either party's liability in contract, tort or otherwise (including negligence) arising directly out of or in connection with this Agreement or the performance or observance of its obligations under this Agreement and every applicable part of it shall be limited in aggregate to the Price.

b. To the extent it is lawful to exclude the following heads of loss and subject to CHML's obligation to pay the Price, in no event shall either party be liable for any loss of profits, goodwill, loss of business, loss of data or any other indirect or consequential loss or damage whatsoever.

c. Nothing in this Clause 2.3 will serve to limit or exclude either Party's liability for death or personal injury arising from its own negligence.

2.4 Term and Termination

a. This Agreement shall be effective on the date hereof and shall continue, unless terminated sooner in accordance with Clause 2.4(b), until the Completion Date.

b. Either Party may terminate this Agreement upon notice in writing if:

   i. the other is in breach of any material obligation contained in this Agreement, which is not remedied (if the same is capable of being remedied) within thirty (30) days of written notice from the other Party so to do; or

   ii. a voluntary arrangement is approved, a bankruptcy or an administration order is made or a receiver or administrative receiver is appointed over any of the other Party's assets or an undertaking or a resolution or petition to wind up the other Party is passed or presented (other than for the purposes of amalgamation or reconstruction) or any analogous procedure in the country of incorporation of either party or if any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order in respect of the other Party.

c. Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

2.5 Relationship of the Parties

The Parties acknowledge and agree that the Services performed by CMI, its employees, agents or sub-contractors shall be as an independent contractor and that nothing in this Agreement shall be deemed to constitute a partnership, joint venture, agency relationship or otherwise between the parties.

2.6 Confidentiality

Neither Party will use, copy, adapt, alter or part with possession of any information of the other which is disclosed or otherwise comes into its possession under or in relation to this Agreement and which is of a confidential nature. This obligation will not apply to information which the recipient can prove was in its possession at the date it was received or obtained or which the recipient obtains from some other person with good legal title to it or which is in or comes into the public domain otherwise than through the default or negligence of the recipient or which is independently developed by or for the recipient.

2.7 Notices

Any notice which may be given by a Party under this Agreement shall be deemed to have been duly delivered if delivered by hand, first class post, facsimile transmission or

electronic mail to the address of the other Party as specified in this Agreement or any other address notified in writing to the other Party. Subject to any applicable local law provisions to the contrary, any such communication shall be deemed to have been made to the other Party, if delivered by:

a. first class post, 2 days from the date of posting;
b. hand or by facsimile transmission, on the date of such delivery or transmission; and
c. electronic mail, when the Party sending such communication receives confirmation of such delivery by electronic mail.

2.8 Miscellaneous

a. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.
b. If any part, term or provision of this Agreement is held to be illegal or unenforceable neither the validity or enforceability of the remainder of this Agreement shall be affected.
c. Neither Party shall assign or transfer all or any part of its rights under this Agreement without the consent of the other Party.
d. This Agreement may not be amended for any other reason without the prior written agreement of both Parties.
e. This Agreement constitutes the entire understanding between the Parties relating to the subject matter hereof unless any representation or warranty made about this Agreement was made fraudulently and, save as may be expressly referred to or referenced herein, supersedes all prior representations, writings, negotiations or understandings with respect hereto.
f. Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, civil commotion or industrial dispute. If such delay or failure continues for at least 7 days, the Party not affected by such delay or failure shall be entitled to terminate this Agreement by notice in writing to the other.
g. This Clause 2.8(g) and Clauses 2.3, 2.5, 2.6, 2.7 and 2.8 of this Agreement shall survive any termination or expiration.
h. This Agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

AS WITNESS the hands of the both parties hereto or their duly authorised representatives the day and year first above written.

China Multimedia, Inc.		Century Health Medical Limited	
SIGN:	[signature]	SIGN:	[signature]
NAME:	Wilson K. Cheung	NAME:	Yan Tsang
TITLE:	President and Director	TITLE:	CEO
DATE:	26th September, 2008	DATE:	26th September, 2008